Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Criteo S.A.

Paris, France

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 27, 2015, relating to the financial statements of Criteo S.A. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/S/ DELOITTE & ASSOCIES

Represented by Anthony Maarek

Neuilly-sur-Seine, France

October 28, 2015